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EXHIBIT 99.1


FOR IMMEDIATE RELEASE              CONTACT:    Timothy W. Henry
                                               Phone:  (704) 344-8150
                                               E-mail: Thenry@fairpoint.com


                         FAIRPOINT COMMUNICATIONS, INC.
                                       AND
                    FAIRPOINT COMMUNICATIONS SOLUTIONS CORP.
              ANNOUNCE AMENDMENTS TO THEIR RESPECTIVE SENIOR CREDIT
                                   FACILITIES


     FAIRPOINT COMMUNICATIONS, INC.:
          OBTAINS COMMITMENTS TO INCREASE ITS TERM TRANCHES BY $64 MILLION
            AND AN ABILITY TO INCREASE ITS TERM TRANCHES BY AN ADDITIONAL
            $86 MILLION
          REVISES LOAN AMORTIZATION OF ITS REVOLVING CREDIT FACILITIES UNDER ITS
            SENIOR CREDIT FACILITY
          RESETS CERTAIN FINANCIAL COVENANTS

     FAIRPOINT COMMUNICATIONS SOLUTIONS CORP.:
          REDUCES FACILITY COMMITMENT TO $200 MILLION FROM $250 MILLION IMPROVES LIQUIDITY AND FUNDING FOR POTENTIAL FUTURE GROWTH RESETS CERTAIN FINANCIAL COVENANTS.

             ------------------------------------------------------

         CHARLOTTE, N.C. - APRIL 11, 2001 - FairPoint Communications, Inc. ("FairPoint" or the "Company"), an integrated communications provider, and FairPoint Communications Solutions Corp. ("Solutions"), the Company's competitive communications subsidiary, have successfully amended their respective senior credit facilities, it was announced today.

         The amendment to FairPoint's senior credit facility was effective March 30, 2001. The amendment revised the loan amortization schedules of the revolving facilities such that no payments are required until September 2004, and revised various financial covenants. Additionally, the amendment allows the Company the opportunity to increase, through December 31, 2001, its term loan tranches by an amount up to $150 million.

         On April 9, 2001, the Company received new commitments to increase its term loan tranches by $64 million. Cash proceeds will be used to reduce the current outstanding amounts under the Company's revolving credit facilities, thereby effectively increasing the availability under these commitments. These changes increase the Company's liquidity and create greater capacity to pursue attractive acquisition opportunities of traditional telephone companies serving rural communities



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across the United States. Deutsche Bank Alex Brown acts as the Administrative
Agent to the FairPoint credit facility. A representative from the Deutsche Bank commented, "We continue to be pleased with the Company's stable financial performance, business plan execution and growth prospects. In the face of an extremely difficult capital market condition for telecom companies, we consider the amendment and term loan increase to be a significant achievement."

         Solutions, the Company's competitive communications business, also completed an amendment to its senior secured credit facility effective March 21, 2001. In December 2000, and January 2001, Solutions announced the scaling back of its growth strategy which significantly reduced its capital requirements. This amendment reduces the facility size to $200 million from $250 million and resets various financial covenants based on Solutions' revised business plan. This amendment incorporates changes that take into account Solutions' pro-active response to the deterioration in the capital markets and its decision to redirect its efforts from rapid new market growth to a more measured, high quality revenue growth strategy in Solutions' existing markets. As before, Solutions maintains a fully funded business plan.

          "We are pleased that our lenders, in both credit facilities, continue to be very supportive of our unique business strategy as indicated by their actions in approving the changes to the respective credit facilities," commented FairPoint CEO Jack Thomas. "These improvements will give us added flexibility to continue implementing our business plan."

ABOUT FAIRPOINT

         FairPoint Communications is an integrated communications provider offering voice, Internet, data, Web-enabled and other related communication services to customers served by its traditional telephone companies. It provides similar services to small and medium size businesses in targeted ex-urban markets through execution of a competitive local exchange communications business that utilizes the network and infrastructure of its traditional telephone companies to service these adjacent markets.

         FairPoint Communications was incorporated in 1991 to take advantage of the consolidation opportunities in the highly fragmented rural independent telephone industry. Since 1993, the Company has completed 28 acquisitions and serves customers in 17 states across the United States. In 1998, the Company established its competitive communications subsidiary, FairPoint Communications Solutions Corp., to pursue new market opportunities created by the deregulation of the local exchange carrier markets. Solutions is pursuing a regional "edge-out" facilities-based strategy entering markets near its traditional telephone companies and competing with the incumbent local exchange carrier. As of February 28, 2001, FairPoint and Solutions together served approximately 357,000 access lines in 22 states across the United States. The company reported consolidated revenue of approximately $246 million for its fiscal year ended December 31, 2000.




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FORWARD LOOKING STATEMENTS

         The statements in this news release that are not historical facts are forward-looking statements that are subject to material risks and uncertainties. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors which are discussed in previous FairPoint Communications, Inc., filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, acquisitions and divestitures, growth and expansion risks, the availability of equipment, materials, inventories and programming, product acceptance, and the ability to construct, expand and upgrade its services and facilities. FairPoint does not undertake to update any forward-looking statements in this news release or with respect to matters described herein.

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